EXHIBIT 99.1

Carnival Corporation & plc Announces the Launch of New Senior Unsecured Notes Offering

MIAMI, July 7, 2025 /PRNewswire/ -- Carnival Corporation & plc (NYSE/LSE: CCL; NYSE: CUK) today announced that Carnival Corporation (the “Company”) commenced a private offering (the “Notes Offering”) of new senior unsecured notes in an aggregate principal amount of $2.0 billion, expected to mature in 2032 (the “Notes”), to fully repay the borrowings under Carnival Corporation’s first-priority senior secured term loan facility maturing in 2028, expecting to manage its future debt maturities and reduce secured debt. The Company intends to use the remaining proceeds and cash on hand to partially redeem the Company’s 5.750% senior unsecured notes due 2027 (the “2027 Unsecured Notes”). Assuming that the final size of the Notes Offering is $2.0 billion, the Company expects to redeem $1.4 billion of the 2027 Unsecured Notes. Such amount is subject to change due to a number of factors, including the final size of the Notes Offering. The partial redemption will be conditioned on the closing of the Notes Offering. The indenture that will govern the Notes is expected to have investment grade-style covenants.

This press release does not constitute a notice of redemption with respect to the 2027 Unsecured Notes.

The Notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act.

The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to purchase the Notes or any other securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offering, solicitation or sale would be unlawful.

About Carnival Corporation & plc

Carnival Corporation & plc is the largest global cruise company, and among the largest leisure travel companies, with a portfolio of world-class cruise lines - AIDA Cruises, Carnival Cruise Line, Costa Cruises, Cunard, Holland America Line, P&O Cruises, Princess Cruises and Seabourn.

Cautionary Note Concerning Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, the financing transactions described herein, future results, operations, outlooks, plans, goals, reputation, cash flows and liquidity and other events which have not yet occurred. Forward-looking statements reflect management’s current expectations and are subject to risks, uncertainties and other factors that could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Factors that could affect our results include, among others, those discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, as well as our other filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained by visiting the Investor Relations page of our website at www.carnivalcorp.com/investors/ or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE Carnival Corporation & plc

Carnival Corporation & plc Media Contact: Jody Venturoni, Carnival Corporation, jventuroni@carnival.com, (469) 797-6380

Carnival Corporation & plc Investor Relations Contact: Beth Roberts, Carnival Corporation, eroberts@carnival.com, (305) 406-4832